Exhibit 99.2

JERNIGAN Capital

CUBESMART
CUBESMART
self storage

# Third Quarter 2017
# Supplemental Information

Table of Contents

Legal Notices

Earnings Release	4

Financial Highlights – Trailing Five Quarters	9

Consolidated Balance Sheets – Trailing Five Quarters	10

Consolidated Statements of Operations	11

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders – Trailing Five Quarters	12

Schedules of Development Projects	13

Closed Investments by Geography	16

Investment Pipeline by Geography	17

Company Information	18

Third Quarter 2017                       2

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our fourth quarter 2017 earnings guidance, updated full-year 2017 earnings guidance and preliminary 2018 earnings guidance, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file from time to time with the SEC, which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to obtain certificates of occupancy at the facilities in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, loss on modification of debt, transaction and other expenses, restructuring costs and deferred termination fee to manager. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies.  Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Third Quarter 2017                       3

Press Release – November 2017

JERNIGAN CAPITAL ANNOUNCES $0.29 EARNINGS PER SHARE AND

$0.35 ADJUSTED EARNINGS PER SHARE FOR THIRD QUARTER 2017

MEMPHIS, Tennessee, November 1, 2017 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended September 30, 2017, and provided fourth quarter and updated full-year 2017 guidance along with preliminary expectations for 2018.

Highlights for the quarter include:

▪	Reported earnings per share and adjusted earnings per share of $0.29 and $0.35, respectively;
▪	Closed $70.5 million of new on-balance sheet development investments through quarter end ($330.3 million year-to-date through November 1, 2017);
▪	Acquired 100% of developer’s interests in self-storage facility in Orlando MSA;
▪	Achieved certificates of occupancy for five new self-storage facilities and stabilized physical occupancy at greater than 85% at two facilities; and
▪	Obtained $100 million revolving credit facility with an accordion feature permitting expansion up to $200 million.

“We are very pleased with our third quarter and our performance through the first nine months of the year,” Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital, Inc. stated. “Our developers continue to find compelling self-storage sites notwithstanding fears of new supply, and our projects that have opened for business continue to track at or above our underwritten performance. In addition, we experienced several milestones this quarter: two self-storage facilities reached underwritten stabilized occupancy levels more than eighteen months ahead of schedule; we purchased our developer partner’s interests in the Ocoee, Florida facility, resulting in our outright ownership of a developed self-storage facility for the first time; four of the 11 facilities in our Heitman joint venture opened for business and have shown strong leasing trends since opening; and we completed an exhaustive study in conjunction with independent third party experts on new supply that we believe provides compelling facts that dispel the supply misperceptions that have pervaded our sector for several quarters. These milestones and strong quarterly results are the direct result of the hard work and dedication of the JCAP team and our development partners, and we are very excited about the growth of the business as we close out 2017 and look ahead to 2018.”

John Good, President and Chief Operating Officer of Jernigan Capital added, “We delivered exceptional growth this quarter, with total revenues and operating income increasing nearly 98% and 486%, respectively, over the third quarter of 2016. These results highlight the effectiveness of our business model and the scalability of our platform. We expect to exceed our initial investment closings guidance of $375 million for 2017. We are currently rolling out a new bridge loan product that we believe will drive significant incremental growth and profitability for the Company and provide us with a pipeline of additional off-market opportunities to acquire well-located latest generation self-storage facilities. This new product will leverage our expertise gained through reviewing more than $8 billion of opportunities over the past three years, our reputation as a leading capital provider to the self-storage sector and our long-standing network of contacts within the sector. From a capital perspective we now have several attractive capital sources that provide us with the flexibility we need to fund the business. As we look forward, we expect 2018 to produce continued strong asset revenue growth, modest expense growth and substantial fair value gains as 2016 and 2017 development projects are completed and enter lease-up, resulting in additional significant returns to shareholders.”

Financial Highlights

Net income attributable to common stockholders for the three months ended September 30, 2017 was $4.1 million, or $0.29 per share, and adjusted earnings were $5.0 million, or $0.35 per share. Net income attributable to common stockholders for the nine months ended September 30, 2017 was $10.4 million, or $0.94 per share, and adjusted earnings were $12.4 million, or $1.12 per share.

Total revenues for the three and nine months ended September 30, 2017 were $3.4 million and $8.3 million, respectively, representing increases of $1.7 million, or 97.9%, and $3.9 million, or 88.9%, over revenues for the comparable periods in 2016. General and administrative expenses decreased 5.3% for the three months and increased 5.7% for the nine months ended September 30, 2017, compared to general and administrative expenses in the same periods in 2016.

Third Quarter 2017                       4

General and administrative expenses and stock-based compensation expense (“SBE”), for the three and nine months ended September 30, 2017 and 2016 were as follows (dollars in thousands):

	Three months ended September 30,
	2017	2016	% inc (dec)
General and administrative expenses, excluding SBE	$1,090	$1,122	(2.9)%
Plus: SBE	296	341	(13.2)%
General and administrative expenses	$1,386	$1,463	(5.3)%

	Nine months ended September 30,
	2017	2016	% inc (dec)
General and administrative expenses, excluding SBE	$3,313	$3,274	1.2%
Plus: SBE	1,023	828	23.6%
General and administrative expenses	$4,336	$4,102	5.7%

The increase in SBE for the nine months ended September 30, 2017 was primarily due to additional restricted stock grants to certain officers and employees of the Company’s external manager during the second quarter of 2017.

Net income attributable to common stockholders and adjusted earnings for the three and nine months ended September 30, 2017 also include increases in fair value of investments of $3.4 million and $9.1 million, respectively, compared to increases of $4.9 million and $14.2 million for the three and nine months ended September 30, 2016, respectively. Results reflect the impact of the limited number of on-balance sheet closings in 2016 resulting in modest fair value adjustments in 2017 on the 2016 investments.

Capital Markets Activities

On July 25, 2017, the Company entered into a $100 million senior secured revolving credit facility, which has an accordion feature permitting expansion up to $200 million, subject to syndication. The current borrowing capacity under the credit facility is $33.3 million; however, the Company’s development property investments are eligible to be added to the borrowing base once they receive certificates of occupancy. Based on the Company’s estimate of certificates of occupancy expected to be received between now and the end of 2018, the Company anticipates a borrowing base sufficient to secure the full $200 million by December 31, 2018.

On October 26, 2017, the Company issued $10.0 million of its Series A Preferred Stock.

Dividends

On August 1, 2017, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $0.2 million was paid on October 13, 2017. A stock dividend of 6,703 shares of common stock was issued on October 13, 2017 for an aggregate value of $0.1 million pursuant to the terms of the Stock Purchase Agreement.

Additionally, on August 1, 2017, the Company declared a dividend of $0.35 per common share. The dividend was paid on October 13, 2017 to common shareholders of record on October 2, 2017.

Fourth Quarter and Full-Year 2017 Guidance

As the Company previously announced, one of its development investments, a self-storage facility under construction in Jacksonville, sustained wind damage from Hurricane Irma. In addition, its planned development facility in Houston experienced a significant delay in permitting and the beginning of construction due to Hurricane Harvey. As a result, a significant portion of the Company’s anticipated increase in fair value during the fourth quarter of 2017 is now expected to shift to the first and second quarters of 2018. This shift in timing has the effect of reducing the Company’s prior full-year guidance for change in fair value of investments by approximately $5.8 million on the low side and approximately $8.0 million on the high side, with a corresponding decrease in net income and adjusted earnings. The amount of the fourth quarter decrease in estimated change in fair value is captured as corresponding increases in estimated change in fair value in the 2018 guidance presented below.

The following tables reflect earnings per share and adjusted earnings per share guidance for the three months ending December 31, 2017 and updated guidance, reflecting the effect of the timing change caused by the hurricanes discussed above, for the full-year 2017 as compared to the full-year 2017 guidance previously provided. Such guidance is based on management's current expectations of Company investment activity (including fair value appreciation), the self-storage market, and overall economic conditions. Adjusted earnings is a performance measure that

Third Quarter 2017                       5

is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, and loss on modification of debt.

	Dollars in thousands,
	except share and per share data
	Three months ending
	December 31, 2017
	Low	High
Interest income and other revenues	$3,500	$3,610
Rental revenue from real estate owned	160	200
JV income	400	450
Total revenues and JV income	$4,060	$4,260
G&A expenses (1)	(2,840)	(2,730)
Property operating expenses (excl. depreciation and amortization)	(120)	(100)
Depreciation and amortization on real estate assets	(260)	(240)
Interest expense	(310)	(290)
Other interest income	100	110
Change in fair value of investments (2)	1,350	1,650
Loss on modification of debt	-	-
Net income	1,980	2,660
Net income attributable to preferred stockholders (3)	(480)	(430)
Net income attributable to common stockholders	1,500	2,230
Add: stock dividends	30	30
Add: stock-based compensation	420	400
Add: depreciation and amortization on real estate assets	260	240
Add: loss on modification of debt	-	-
Adjusted earnings	$2,210	$2,900
Earnings per share – diluted	$0.10	$0.16
Adjusted earnings per share - diluted	$0.15	$0.20
Average shares outstanding - diluted	14,300,000	14,300,000

(1)	Includes $1.1 million (low and high) of management fees for the three months ending December 31, 2017.
(2)	Excludes $0.3 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending December 31, 2017.
(3)	Represents both cash dividends and stock dividends estimated with respect to outstanding shares of Series A Preferred Stock.

Third Quarter 2017                       6

	Dollars in thousands,
	except share and per share data
	Previous guidance for year ending		Updated guidance for year ending
	December 31, 2017		December 31, 2017		Change
	Low	High	Low	High	Low	High
Interest income and other revenues	$11,180	$11,400	$11,430	$11,540	$250	$140
Rental revenue from real estate owned	390	420	490	530	100	110
JV income	1,900	2,125	2,150	2,200	250	75
Total revenues and JV income	$13,470	$13,945	$14,070	$14,270	$600	$325
G&A expenses (1)	(10,070)	(9,720)	(9,550)	(9,440)	520	280
Property operating expenses (excl. depreciation and amortization) (2)	(200)	(180)	(310)	(290)	(110)	(110)
Depreciation and amortization on real estate assets (2)	(155)	(135)	(490)	(470)	(335)	(335)
Interest expense	(1,200)	(1,075)	(1,070)	(1,050)	130	25
Other interest income	650	675	580	590	(70)	(85)
Change in fair value of investments (3)	16,250	18,750	10,420	10,720	(5,830)	(8,030)
Loss on modification of debt	-	-	(235)	(235)	(235)	(235)
Net income	18,745	22,260	13,415	14,095	(5,330)	(8,165)
Net income attributable to preferred stockholders (4)	(1,800)	(1,700)	(1,515)	(1,465)	285	235
Net income attributable to common stockholders	16,945	20,560	11,900	12,630	(5,045)	(7,930)
Add: stock dividends	475	475	535	535	60	60
Add: stock-based compensation	1,475	1,450	1,445	1,425	(30)	(25)
Add: depreciation and amortization on real estate assets	155	135	490	470	335	335
Add: loss on modification of debt	-	-	235	235	235	235
Adjusted earnings	$19,050	$22,620	$14,605	$15,295	$(4,445)	$(7,325)
Earnings per share – diluted	$1.41	$1.71	$1.00	$1.06	$(0.41)	$(0.65)
Adjusted earnings per share - diluted	$1.58	$1.88	$1.22	$1.28	$(0.36)	$(0.60)
Average shares outstanding - diluted	12,050,000	12,050,000	11,950,000	11,950,000	100,000	100,000

(1)	Includes $3.5 million (low and high) and $3.7 million (low) / $3.6 million (high) of management fees for updated guidance and previous guidance for the year ending December 31, 2017, respectively.
(2)	Adjusted guidance to consider our purchase of 100% of developer’s interests in self-storage facility in Orlando MSA.
(3)

Excludes $1.3 million (low and high) and $1.4 million (low) / $1.6 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for updated guidance and previous guidance for the year ending December 31, 2017, respectively.

(4)	Represents both cash dividends and stock dividends estimated with respect to outstanding shares of Series A Preferred Stock.

The guidance above is based on the following key assumptions regarding the Company’s business activities in the fourth quarter of 2017:

▪	projected closings on $90 million to $100 million of new development property investments with a profits interest for the fourth quarter of 2017 ($395 million to $405 million for the full-year);
▪	fundings of approximately $35 million to $40 million on the Company’s investment commitments during the fourth quarter ($155 million to $160 million for the full-year);
▪

anticipated proceeds of $30 million from the issuance of Series A Preferred Stock during the fourth quarter of 2017, which includes the issuance of $10 million of Series A Preferred Stock on October 26, 2017; and

▪	no change in the key assumptions used to value the Company’s investments.

Third Quarter 2017                       7

Over 75% of the development property investment commitments closed by the Company in 2016 were made through the Heitman joint venture (“JV”). The Company resumed closing on-balance sheet investments in late 2016. The 2017 guidance reflects the impact of the limited number of on-balance sheet closings in 2016 resulting in modest fair value adjustments in 2017 on the 2016 investments. The Company expects that the substantial increase in on-balance sheet investment activity in 2017 will result in significant increases in interest income and fair value appreciation in 2018.

Preliminary Full-Year 2018 Guidance

The following table reflects preliminary guidance for revenues, JV income, G&A expenses, and fair value appreciation for the full-year 2018. Such guidance is based on management's current expectations of Company investment activity (including fair value appreciation), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions.

	Dollars in thousands
	Year ending
	December 31, 2018
	Low	High
Interest income from investments	$23,000	$25,000
Rental and other property-related income from real estate owned	900	1,000
Other income	80	100
Total revenues	$23,980	$26,100

JV income	1,400	1,900

G&A expenses	15,000	13,500

Change in fair value of investments(1)	46,000	56,000

(1)	Excludes $0.8 million (low) and $1.2 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income.

The guidance above is based on the following key assumptions regarding the Company’s business activities in the year ending December 31, 2018:

▪	projected closings on $200 million to $230 million of new development property investments with a profits interest in 2018;
▪	estimated fundings of approximately $260 million to $300 million on the Company’s closed and projected investment commitments in 2018(1);
▪	increases in general and administrative expenses largely due to anticipated increases in the Company’s management fees as equity capitalization increases;
▪	no significant change in the Company’s business model; and
▪	no additional purchases of developers’ interests.

(1)

At the time of Certificate of Occupancy of each development project financed by the Company, the amount of the Company’s commitment that is actually funded generally ranges from 88% to 90% of the Company’s total commitment, with the balance of such commitment held to fund interest payments and operating reserves during the initial 18 to 24 months lease-up of the project. The amount of estimated fundings reflect this investment methodology.

Third Quarter 2017                       8

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Operating Data:
Interest income, rental-related income and other revenues	$3,361	$2,599	$2,301	$2,158	$1,698
JV income	730	595	422	424	436
Total revenues and JV income	4,091	3,194	2,723	2,582	2,134
General & administrative expenses	(2,422)	(2,078)	(2,208)	(1,942)	(1,865)
Property operating expenses of real estate owned	(114)	(43)	(31)	-	-
Depreciation and amortization of real estate owned	(172)	(38)	(24)	-	-
Transaction and other expenses, restructuring costs, and deferred termination fee to Manager	-	-	-	-	(2)
Interest expense	(323)	(230)	(204)	(373)	(148)
Loss on modification of debt	(232)	-	-	-	-
Subtotal	828	805	256	267	119
Change in fair value of investments	3,384	4,289	1,393	4,185	4,867
Other interest income	245	100	134	37	8
Net income	4,457	5,194	1,783	4,489	4,994
Net income attributable to preferred stockholders	(310)	(177)	(546)	(996)	-
Net income attributable to common stockholders	$4,147	$5,017	$1,237	$3,493	$4,994
Plus: stock dividends payable to preferred stockholders	132	-	371	823	-
Plus: stock-based compensation	296	435	292	252	341
Plus: depreciation and amortization on real estate assets	172	38	24	-	-
Plus: loss on modification of debt	232	-	-	-	-
Plus: transaction and other expenses, restructuring costs, and deferred termination fee to Manager	-	-	-	-	2
Adjusted Earnings	$4,979	$5,490	$1,924	$4,568	$5,337

Basic earnings per share attributable to common stockholders	$0.29	$0.50	$0.14	$0.53	$0.84
Diluted earnings per share attributable to common stockholders	$0.29	$0.50	$0.14	$0.53	$0.84

Adjusted Earnings per share attributable to common stockholders - diluted	$0.35	$0.55	$0.21	$0.69	$0.90

Weighted-average shares of common stock outstanding:
Basic	14,042,350	9,850,967	8,857,030	6,458,845	5,831,135
Diluted	14,244,345	10,033,029	8,993,528	6,619,848	5,963,093

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Balance Sheet Data:
Cash and cash equivalents	$54,999	$100,529	$28,252	$67,373	$13,009
Development property investments at fair value	188,540	163,979	117,936	95,102	84,986
Operating property loans at fair value	5,990	8,790	9,965	9,905	15,090
Investment in and advances to real estate venture	12,573	14,314	10,812	5,373	2,883
Self-storage real estate owned, net	15,594	7,283	7,350	-	-
Total assets	284,193	305,127	192,429	192,779	125,826
Senior loan participations	668	20,147	19,299	18,582	17,521
Secured revolving credit facility	-	-	-	-	-
Total liabilities	8,434	28,733	24,873	24,417	20,983
Total equity	275,759	276,394	167,556	168,362	104,843
Common book value / common shares outstanding	$18.71	$18.75	$17.57	$17.74	$17.59

Third Quarter 2017                       9

Jernigan Capital, Inc.

Consolidated Balance Sheets- Trailing Five Quarters

(unaudited, in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Assets:
Cash and cash equivalents	$54,999	$100,529	$28,252	$67,373	$13,009
Development property investments at fair value	188,540	163,979	117,936	95,102	84,986
Operating property loans at fair value	5,990	8,790	9,965	9,905	15,090
Investment in and advances to real estate venture	12,573	14,314	10,812	5,373	2,883
Self-storage real estate owned, net	15,594	7,283	7,350	-	-
Other loans, at cost	1,754	6,619	14,826	11,752	6,243
Deferred costs	3,813	2,305	2,294	2,207	2,690
Prepaid expenses and other assets	734	1,119	809	868	727
Fixed assets, net	196	189	185	199	198
Total assets	$284,193	$305,127	$192,429	$192,779	$125,826

Liabilities:
Senior loan participations	$668	$20,147	$19,299	$18,582	$17,521
Secured revolving credit facility	-	-	-	-	-
Due to Manager	1,438	1,027	839	1,008	579
Accounts payable, accrued expenses and other liabilities	1,035	2,399	1,040	697	796
Dividends payable	5,293	5,160	3,695	4,130	2,087
Total liabilities	$8,434	$28,733	$24,873	$24,417	$20,983

Equity:
Jernigan Capital, Inc. stockholders’ equity:
Cumulative preferred stock	$9,445	$9,445	$9,446	$9,448	$-
Common stock	142	142	90	90	60
Additional paid-in capital	272,726	272,525	163,772	162,664	108,982
Accumulated deficit	(6,554)	(5,718)	(5,752)	(3,840)	(4,199)
Total equity	275,759	276,394	167,556	168,362	104,843
Total liabilities and equity	$284,193	$305,127	$192,429	$192,779	$125,826

Third Quarter 2017                       10

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Interest income from investments	$3,173	$1,698	$7,759	$4,374
Rental and other property-related income from real estate owned	160	-	328	-
Other revenues	28	-	174	-
Total revenues	3,361	1,698	8,261	4,374

Costs and expenses:
General and administrative expenses	1,386	1,463	4,336	4,102
Management fees to Manager	1,036	402	2,373	1,218
Property operating expenses of real estate owned	114	-	188	-
Depreciation and amortization of real estate owned	172	-	233	-
Transaction and other expenses	-	2	-	2,129
Restructuring costs	-	-	-	54
Deferred termination fee to Manager	-	-	-	239
Total costs and expenses	2,708	1,867	7,130	7,742

Operating income (loss)	653	(169)	1,131	(3,368)

Other income (expense):
Equity in earnings from unconsolidated real estate venture	730	436	1,747	854
Change in fair value of investments	3,384	4,867	9,066	14,185
Interest expense	(323)	(148)	(757)	(186)
Loss on modification of debt	(232)	-	(232)	-
Other interest income	245	8	479	43
Total other income	3,804	5,163	10,303	14,896
Net income	4,457	4,994	11,434	11,528
Net income attributable to preferred stockholders	(310)	-	(1,033)	-
Net income attributable to common stockholders	$4,147	$4,994	$10,401	$11,528

Basic earnings per share attributable to common stockholders	$0.29	$0.84	$0.94	$1.90
Diluted earnings per share attributable to common stockholders	$0.29	$0.84	$0.94	$1.90

Dividends declared per share of common stock	$0.35	$0.35	$1.05	$1.05

Third Quarter 2017                       11

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to

Common Stockholders – Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Net income attributable to common stockholders	$4,147	$5,017	$1,237	$3,493	$4,994

Plus: stock dividends payable to preferred stockholders	132	-	371	823	-

Plus: stock-based compensation	296	435	292	252	341

Plus: depreciation and amortization on real estate assets	172	38	24	-	-

Plus: loss on modification of debt	232	-	-	-	-

Plus: transaction and other expenses	-	-	-	-	2

Adjusted Earnings	$4,979	$5,490	$1,924	$4,568	$5,337

Adjusted Earnings per share attributable to common stockholders - diluted	$0.35	$0.55	$0.21	$0.69	$0.90
Weighted average shares of common stock outstanding - diluted	14,244,345	10,033,029	8,993,528	6,619,848	5,963,093

Third Quarter 2017                       12

Jernigan Capital, Inc.

Schedule of Completed Development Projects

As of September 30, 2017

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date		Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (3)	Opened		Open (1)	Occupancy (1)
6/10/2015	Atlanta 1
	5110 McGinnis Ferry Rd	8,132	8,010	122	10,507	71,743	5/25/2016		17	63.8%
6/19/2015	Tampa 1
	12832 S US Highway 301	5,369	5,285	84	6,058	50,050	4/11/2016		19	85.7%
6/26/2015	Atlanta 2
	340 Franklin Gateway SE	6,050	5,754	296	8,519	66,137	5/24/2016		17	74.2%
6/29/2015	Charlotte 1
	9323 Wright Hill Rd	7,624	7,126	498	10,551	87,430	8/18/2016		14	42.7%
7/2/2015	Milwaukee
	420 W St Paul Ave	7,650	7,377	273	8,762	83,154	10/9/2016	(2)	13	28.5%
7/31/2015	New Haven
	453 Washington Ave	6,930	6,412	518	8,399	64,225	12/16/2016		11	47.3%
9/30/2015	Jacksonville 1
	1939 East West Pkwy	6,445	5,988	457	8,830	59,848	8/12/2016		15	91.4%
10/27/2015	Austin
	251 N AW Grimes Blvd	8,658	7,000	1,658	8,779	77,334	3/16/2017		8	27.8%
8/10/2015	Pittsburgh
	6400 Hamilton Ave	5,266	4,574	692	6,591	48,024	5/11/2017		6	15%
1/4/2017	New York City 1
	1775 5th Ave	16,117	13,165	2,952	16,712	105,672	9/29/2017		1	3.6%
Total Completed Development Loans		$78,241	$70,691	$7,550	$93,708

4/21/2015	Orlando 1/2 (4)
	11920 W Colonial Dr.	10,506	N/A	N/A	N/A	93,965	5/1/2016		18	68.7%
Total Owned Properties		$10,506

Total Completed Investments		$88,747

(1)	As of October 30, 2017.
(2)

Certificate of Occupancy (“C/O”) was received in August 2016, prior to the property being ready for opening by the manager of the project. Property opened to partial leasing in October 2016. All floors opened to leasing in February 2017.

(3)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(4)

In August 2017, the Company purchased its partner’s remaining 25.1% profits interest in the Orlando 1 investment and its partner’s 50.1% profits interest in the Orlando 2 investment, the 287-unit addition to the Orlando 1 investment, for $1.6 million. The Orlando facility is now wholly-owned by the Company. Orlando 1 (51,235 NRSF) was at 86.2% physical occupancy on July 18, 2017. On July 19, 2017 the 42,730 NRSF Orlando 2 addition opened for business. Occupancy reflected is for the combined facility.

Third Quarter 2017                       13

Schedule of Development Projects in Progress

As of September 30, 2017

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
8/14/2015	Raleigh
	1501 Sunrise Ave	$8,792	$4,277	$4,515	$4,260	60,785	Q4 2016	Q1 2018
9/20/2016	Charlotte 2
	1200 E 10th St	12,888	4,517	8,371	4,360	77,914	Q1 2017	Q2 2018
11/17/2016	Jacksonville 2
	37 Jefferson Rd	7,530	3,899	3,631	4,453	70,930	Q4 2016	Q1 2018
1/18/2017	Atlanta 3
	1484 Northside Dr NW	14,115	3,471	10,644	3,314	92,935	Q3 2017	Q1 2019
1/31/2017	Atlanta 4
	4676 S Atlanta Rd	13,678	5,698	7,980	5,667	103,561	Q2 2017	Q3 2018
2/24/2017	Orlando 3
	12711 E Colonial Dr	8,056	1,468	6,588	1,409	71,113	Q2 2017	Q3 2018
2/24/2017	New Orleans
	2709 Severn Ave	12,549	-	12,549	-	90,315	Q3 2017	Q3 2018
2/27/2017	Atlanta 5
	56 Peachtree Valley Rd NE	17,492	3,910	13,582	3,790	84,988	Q3 2017	Q4 2018
3/1/2017	Fort Lauderdale
	5601 NE 14th Ave	9,952	1,945	8,007	1,875	79,279	Q1 2017	Q4 2018
3/1/2017	Houston
	1070 Brittmoore Rd	13,630	3,382	10,248	3,283	132,967	Q4 2017	Q2 2018
4/14/2017	Louisville 1
	2801 N Hurstbourne Pkwy	8,523	1,471	7,052	1,394	66,150	Q2 2017	Q3 2018
4/20/2017	Denver 1
	6206 W Alameda Ave	9,806	1,906	7,900	1,822	59,150	Q2 2017	Q4 2018
4/20/2017	Denver 2
	3110 S Wadsworth Blvd	11,164	2,877	8,287	2,790	74,615	Q2 2017	Q2 2018
5/2/2017	Atlanta 6
	2033 Monroe Dr	12,543	3,117	9,426	3,017	81,120	Q2 2017	Q3 2018
5/2/2017	Tampa 2
	9185 Ulmerton Rd	8,091	890	7,201	813	71,400	Q3 2017	Q3 2018
5/19/2017	Tampa 3
	Lot 3B Crossroads Town Center	9,224	729	8,495	639	70,888	Q3 2017	Q3 2018
6/12/2017	Tampa 4
	3209 30th Ave S St	10,266	1,364	8,902	1,266	73,500	Q3 2017	Q4 2018
6/19/2017	Baltimore
	1835 Washington Blvd	10,775	2,672	8,103	2,484	83,450	Q3 2017	Q3 2018
6/28/2017	Knoxville
	7807 Kingston Pike	9,115	1,656	7,459	1,573	72,069	Q3 2017	Q4 2018
6/29/2017	Boston
	329 Boston Post Rd	14,103	2,031	12,072	1,898	93,738	Q3 2017	Q3 2018
6/30/2017	New York City 2
	465 W 150th St	26,482	16,712	9,770	16,333	40,593	Q4 2017	Q3 2018
7/27/2017	Jacksonville 3
	2004 Edison Ave	8,096	888	7,208	810	68,700	Q3 2017	Q4 2018
8/30/2017	Orlando 4
	9001 Eastmar Commons	9,037	1,790	7,247	1,698	77,125	Q1 2018	Q1 2019
9/14/2017	Los Angeles
	943-959 W Hyde Park Blvd	28,750	7,382	21,368	7,284	120,038	Q1 2019	Q3 2020
9/14/2017	Miami
	4250 SW 8th St	14,657	5,761	8,896	5,644	69,175	Q2 2018	Q2 2019
9/28/2017	Louisville 2
	3415 Bardstown Rd	9,940	2,230	7,710	2,139	74,172	Q4 2017	Q4 2018
Total Development Loan in Progress		$319,254	$86,043	$233,211	$84,015

(1)

Estimated C/O dates represent the Company’s best estimate as of September 30, 2017 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

Third Quarter 2017                       14

Schedule of Heitman JV Development Projects Completed and In Progress

As of September 30, 2017

(unaudited, dollars in thousands)

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Opened	Open (1)	Occupancy (1)
7/19/2016	Jacksonville
	3211 San Pablo Rd S	8,127	6,989	1,138	10,541	80,646	7/26/2017	3	31.3%
9/28/2016	Columbia
	401 Hampton St	9,199	7,651	1,548	8,525	70,161	8/23/2017	2	13.4%
8/15/2016	Atlanta 2
	11220 Medlock Bridge Rd	8,772	6,535	2,237	7,423	70,209	9/14/2017	2	4.7%
4/15/2016	Washington DC
	1325 Kenilworth Ave NE	17,269	14,346	2,923	15,937	90,500	9/25/2017	1	5.2%
Total Completed Development Loans		$43,367	$35,521	$7,846	$42,426

(1)	As of October 30, 2017.
(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

Development Projects In Progress:

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
5/14/2015	Miami 1
	490 NW 36th St	$13,867	$9,455	$4,412	$10,929	75,838	Q1 2016	Q1 2018
5/14/2015	Miami 2
	1100 NE 79th St	14,849	8,486	6,363	8,947	74,113	Q2 2016	Q1 2018
9/25/2015	Fort Lauderdale
	812 NW 1st St	13,230	7,298	5,932	7,796	87,413	Q2 2016	Q1 2018
4/29/2016	Atlanta 1
	1801 Savoy Dr	10,223	5,140	5,083	5,459	71,575	Q4 2016	Q1 2018
7/21/2016	New Jersey
	10 Central Ave	7,828	1,621	6,207	1,561	57,975	Q2 2017	Q2 2018
8/25/2016	Denver
	2225 E 104th Ave	11,032	7,605	3,427	8,678	85,725	Q4 2016	Q4 2017
12/22/2016	Raleigh
	7620 ACC Blvd	8,877	2,431	6,446	2,398	65,110	Q1 2017	Q2 2018
Total Development Projects in Progress		$79,906	$42,036	$37,870	$45,768

Total Heitman JV Investments		$123,273	$77,557	$45,716	$88,194

(1)

Estimated C/O dates represent the Company’s best estimate as of September 30, 2017 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

Third Quarter 2017                       15

Closed Investments by Geography

As of September 30, 2017

Third Quarter 2017                       16

Investment Pipeline by Geography

•	Executed term sheets for investments in 14 separate self-storage development projects for an aggregate capital commitment of approximately $186 million

•	Maintains a robust pipeline in excess of $700 million of additional development investment opportunities in top 50 markets

Third Quarter 2017                       17

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	Stock Exchange Listing	Suite 650	package or annual report, please
Memphis, TN 38119	New York Stock Exchange	Memphis, TN 38119	visit our website at
901.567.9510		901.567.9510	www.jernigancapital.com

Executive Management

Dean Jernigan	John A. Good
Chairman and Chief Executive Officer	President and Chief Operating Officer

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer, and Treasurer

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	FBR Capital Markets
RJ Milligan	David Corak
rjmilligan@rwbaird.com	dcorak@fbr.com

Jefferies LLC	KeyBanc Capital Markets
George Hoglund	Todd M. Thomas
gholund@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Third Quarter 2017                       18